Exhibit 1.01

VARIAN MEDICAL SYSTEMS, INC.

CONFLICT MINERALS REPORT

FOR THE YEAR ENDED DECEMBER 31, 2015

This report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

I.	Overview

a.	Company Overview

Varian Medical Systems, Inc. (“Varian”) and its subsidiaries (collectively “Varian” or the “Company”) design, manufacture, sell and service hardware and software products for treating cancer with radiotherapy, stereotactic radiosurgery, stereotactic body radiotherapy, and brachytherapy. The Company also designs, manufactures, sells and services X-ray imaging components for use in a range of applications, including radiographic or fluoroscopic imaging, mammography, special procedures, computed tomography, computer-aided diagnostics and industrial applications. In addition, the Company designs, manufactures, sells and services linear accelerators, image processing software and image detection products for security and inspection purposes. The Company also develops, designs, manufactures, sells and services proton therapy products and systems for cancer treatment.

b.	Product Overview

The Company’s operations are currently grouped into two reportable operating segments: Oncology Systems and Imaging Components. The Ginzton Technology Center (“GTC”) and Varian Particle Therapy (“VPT”) business are reflected in the “Other” category because those operating segments do not meet the criteria of a reportable operating segment.

Oncology Systems. The Company’s largest business segment is Oncology Systems, which designs, manufactures, sells and services hardware and software products for treating cancer with conventional radiotherapy and advanced treatments such as, intensity-modulated radiation therapy, image-guided radiation therapy, volumetric modulated arc therapy, stereotactic radiosurgery, stereotactic body radiotherapy and brachytherapy, as well as informatics software for information management, clinical knowledge exchange, patient care management, practice management and decision-making support for comprehensive cancer clinics, radiotherapy centers and medical oncology practices.

Imaging Components. The Company’s Imaging Components business segment designs, manufactures, sells and services X-ray imaging components for use in a range of applications, including radiographic or fluoroscopic imaging, mammography, special procedures, computed tomography, computer-aided diagnostics, and industrial applications. The Company provides a broad range of X-ray imaging components including X-ray tubes, flat panel digital image detectors, high voltage connectors, image processing software and workstations, ionization chambers and automatic exposure control systems. The Company’s Imaging Components business segment also designs, manufactures, sells and services security and inspection products, which include Linatron® X-ray accelerators, imaging processing software and image detection products for security and inspection purposes, such as cargo screening at ports and borders and nondestructive examination in a variety of applications.

Other. The “Other” category is comprised of VPT and the operations of the GTC.

VPT develops, designs, manufactures, sells and services products and systems for delivering proton therapy, another form of external beam radiotherapy using proton beams, for the treatment of cancer. GTC develops technologies that enhance the Company’s current businesses or may lead to new business areas, including technology to improve radiation therapy and X-ray imaging, as well as other technology for a variety of applications.

c.	Supply Chain Overview

The Company’s supply chain is complex, and there are multiple tiers between the Company and the mine. The Company relies on the Company’s vendors to provide information on the origin of the conflict minerals contained in components that are included in the Company’s products.

II.	Reasonable Country of Origin Inquiry and Due Diligence Measures

For reporting year 2015, to identify and assess risk in the supply chain, the Company engaged those vendors who provide the substantial majority of the Company’s components and products of which the Company believes are likely to contain conflict minerals. The Company conducted a supply chain survey of these vendors to determine whether the necessary conflict minerals in components contained in the Company’s products were or were not DRC conflict free (as defined in the Rule). The survey requested vendors to identify smelters and refiners and country of origin of the conflict minerals they provide to the Company.

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011) and related Supplements for tantalum, tin, tungsten and gold (“3TG”). In accordance with the OECD 5 Step Framework, the Company’s due diligence exercise included:

(1)	Establish strong company management systems

The Company’s conflict minerals team is organized by the Varian Legal Department, and includes key members of the Global Supply Chain Management team in each business unit worldwide. The Company’s requirements for vendor conflict minerals management are contained in the Company’s vendor training material. This team planned and executed the due diligence methods necessary to complete a reasonable country of origin inquiry, determined the risk associated with the use of conflict minerals, established steps to mitigate risks, and reported on supply chain due diligence. To assist in completing these due diligence actions, the Company became a member of the Conflict Free Sourcing Initiative (CFSI member ID VARI), which is a consortium of companies who are working together to achieve the objective of investigating and mitigating risk associated with the use of conflict minerals in their products.

(2)	Identify and assess risks in the supply chain

The Company identified 345 vendors to be in-scope, based on the probability of 3TG in their products, and the Company requested a completed Conflict Minerals Reporting Template (CMRT) from all the in-scope vendors. The Company received 220 CMRTs, which represent approximately 65% of in-scope vendors, including the names and locations of smelters and refiners which process conflict minerals used in components provided by the Company’s vendors. The Company evaluated the information collected, including subjecting the results to a quality review. If discrepancies, errors, or omissions were identified, the response for that vendor was deemed incomplete and was returned for correction by the vendor. The Company reviewed and compared the responses with other information in the Company’s possession and, where appropriate, made further inquiries of the Company’s vendors. The Company contacted vendors that did not respond by a specified date and sent reminder emails requesting their responses.

(3)	Design a Strategy to Respond to Identified Risk in the Supply Chain.

After collecting the data from the in-scope vendors in the Company’s supply chain, the Company assessed the risk associated with each vendor and the risk associated with each smelter or refiner (SOR) identified by the vendors. For each risk factor a course of action was determined and a plan is in place to carry them out. CFSI RCOI Data and CFSI Smelter Database data was used extensively to determine appropriate risk mitigation factors

(4)	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

The Company cooperates with other members of the CFSI to identify SORs who require additional investigation or audit to determine whether they are a true SOR, what is the country of origin of conflict minerals processed by the SOR, and whether the SOR is conflict free. The CFSI conducts conflict free validation audits of SORs, and the Company relies on the results of those audits.

(5)	Report on supply chain due diligence.

This Conflict Minerals Report constitutes the Company’s annual report on the Company’s 3TG due diligence, is filed with the SEC, and is available on the Company’s website at https://www.varian.com/about-varian/citizenship.

III.	Improvements Planned

(1)	Communicate the Company’s expectation on conflict minerals to vendors based on identified risks

(2)	Work with vendors who distribute other companies’ goods to improve the quality of RCOI data coming from those sources

(3)	Work with vendors from countries outside US SEC jurisdiction to improve the quality of data

(4)	Continue to improve the response rate of vendors

IV.	Determination

The Company relies on its vendors to obtain complete and accurate conflict minerals information and cannot guarantee the complete accuracy of all data. However, the Company worked in good faith to achieve a reasonable level of accuracy and completeness.

The Company’s due diligence identified 311 SORs which have been identified as true SORs by the CFSI (see Appendix A). The CFSI has performed conflict free validation audits on a number of these SORs and is pursuing audits for the remaining SORs. The Company is working in coordination with other members of the CFSI by providing the CFSI the SORs used in the Company’s supply chain which require additional investigation or audit to confirm true SORs, country of origin, and conflict free status.

Facilities Used to Process Necessary Conflict Minerals Used in In-Scope Products: While Varian has conducted a thorough due diligence and worked closely with its vendors to survey the conflict minerals supply chain (as described above), Varian is not able to identify with reasonable certainty all facilities used to process necessary conflict minerals used in in-scope products. However, based on the information acquired through the due diligence process, Varian believes that the facilities that may have been used to process the 3TG necessary to the functionality of production of in-scope products include the smelters and refiners listed in Appendix A.

Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products: While Varian has conducted a thorough due diligence and worked closely with its vendors to survey the supply chain (as described above), Varian is not able to determine with reasonable certainty the countries of origin of 3TGs used in all in-scope products or whether the 3TG in all in-scope products are from recycled or scrap sources.

However, Varian has so far identified the countries of origin shown in the following table:

Conflict Mineral	Countries of Origin
Gold	Australia, Brazil, Chile, Kazakhstan, South Korea, Canada, Switzerland, Belgium, Bolivia, United States, China, France, Germany, Hong Kong, China, India, Indonesia, Papua New Guinea, Australia, Argentina, Peru, Italy, Japan, Kazakhstan, Mexico, Netherlands, Philippines, Poland, Russian Federation, Singapore, Taiwan, Thailand, Zimbabwe

Tantalum	Australia, Canada, Bolivia, Brazil, Burundi, Ethiopia, India, Mozambique, Namibia, Nigeria, Rwanda, Sierra Leone, Zimbabwe, India, Austria, China, Germany, Japan, Thailand, Kazakhstan, Mexico, Russian Federation, United States, Estonia, Democratic Republic of the Congo*

Tin	Australia, Belgium, Bolivia, Brazil, Canada, China, Indonesia, Malaysia, Peru, East Africa, Czech Republic, France, Germany, Hong Kong, Japan, Malaysia, Philippines, Russian Federation, Singapore, South Korea, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Democratic Republic of the Congo*

Tungsten	Australia, Bolivia, Brazil, Canada, Colombia, United States, Mexico, Nigeria, Russian Federation, Rwanda, Spain, Thailand, Vietnam, Portugal, Austria, Peru, China, Germany, India, Japan, South Korea, Bolivia, Vietnam

*	The reported tantalum from the DRC came from 8 smelters all of which have been audited and validated as “compliant” by the Conflict-Free Sourcing Initiative (CFSI), which is internationally recognized for conflict free validation audits. The reported tin from the DRC came from a smelter which has been audited and validated as “compliant” by the CFSI.

Information about Efforts to Determine Mine or Location of Origin: The description of Varian’s due diligence exercise set forth above under the heading “Reasonable Country of Origin and Due Diligence Measures” covers Varian’s efforts to determine the mine or location of origin with the greatest possible specificity.

Appendix A: Smelter and Refiner List

Metal	Smelter Name	Smelter Country	CFSI Smelter ID
Gold	Advanced Chemical Company	UNITED STATES	CID000015

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077

Gold	Asahi Pretec Corp.	JAPAN	CID000082

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103

Gold	Aurubis AG	GERMANY	CID000113

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128

Gold	Boliden AB	SWEDEN	CID000157

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176

Gold	Caridad	MEXICO	CID000180

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185

Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197

Gold	Chimet S.p.A.	ITALY	CID000233

Gold	Chugai Mining	JAPAN	CID000264

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359

Gold	DODUCO GmbH	GERMANY	CID000362

Gold	Dowa	JAPAN	CID000401

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671

Gold	Heimerle + Meule GmbH	GERMANY	CID000694

Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807

Gold	Istanbul Gold Refinery	TURKEY	CID000814

Gold	Japan Mint	JAPAN	CID000823

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855

Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956

Gold	Kazzinc	KAZAKHSTAN	CID000957

Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981

Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093

Gold	Materion	UNITED STATES	CID001113

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153

Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259

Gold	Elemetal Refining, LLC	UNITED STATES	CID001322

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

Gold	PAMP S.A.	SWITZERLAND	CID001352

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397

Gold	PX Précinox S.A.	SWITZERLAND	CID001498

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512

Gold	Royal Canadian Mint	CANADA	CID001534

Gold	Sabin Metal Corp.	UNITED STATES	CID001546

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562

Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573

Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736

Gold	So Accurate Group, Inc.	UNITED STATES	CID001754

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756

Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947

Gold	Torecom	KOREA, REPUBLIC OF	CID001955

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980

Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993

Gold	Valcambi S.A.	SWITZERLAND	CID002003

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243

Gold	Morris and Watson	NEW ZEALAND	CID002282

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314

Gold	Faggi Enrico S.p.A.	ITALY	CID002355

Gold	Geib Refining Corporation	UNITED STATES	CID002459

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509

Gold	Republic Metals Corporation	UNITED STATES	CID002510

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515

Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560

Gold	Sudan Gold Refinery	SUDAN*	CID002567

Gold	T.C.A S.p.A	ITALY	CID002580

Gold	Tony Goetz NV	BELGIUM	CID002587

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605

Gold	SAAMP	FRANCE	CID002761

Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291

Tantalum	Duoluoshan	CHINA	CID000410

Tantalum	Exotech Inc.	UNITED STATES	CID000456

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163

Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175

Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192

*	The Company understands and is aware that Section 538.410 of the Sudanese Sanctions Regulations, 31 CFR Part 538, does not prohibit imports into the United States of products containing raw materials of Sudanese origin that have been either incorporated into manufactured products or otherwise substantially transformed in a third country.

Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Tantalum	QuantumClean	UNITED STATES	CID001508

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	Taki Chemicals	JAPAN	CID001869

Tantalum	Telex Metals	UNITED STATES	CID001891

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969

Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Tantalum	D Block Metals, LLC	UNITED STATES	CID002504

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512

Tantalum	KEMET Blue Metals	MEXICO	CID002539

Tantalum	Plansee SE Liezen	AUSTRIA	CID002540

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544

Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547

Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548

Tantalum	H.C. Starck Ltd.	JAPAN	CID002549

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550

Tantalum	Plansee SE Reutte	AUSTRIA	CID002556

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Tantalum	KEMET Blue Powder	UNITED STATES	CID002568

Tantalum	Tranzact, Inc.	UNITED STATES	CID002571

Tantalum	E.S.R. Electronics	UNITED STATES	CID002590

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278

Tin	Alpha	UNITED STATES	CID000292

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295

Tin	CV Gita Pesona	INDONESIA	CID000306

Tin	PT Justindo	INDONESIA	CID000307

Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309

Tin	CV Serumpun Sebalai	INDONESIA	CID000313

Tin	CV United Smelting	INDONESIA	CID000315

Tin	Dowa	JAPAN	CID000402

Tin	EM Vinto	BOLIVIA	CID000438

Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448

Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466

Tin	Fenix Metals	POLAND	CID000468

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942

Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063

Tin	China Tin Group Co., Ltd.	CHINA	CID001070

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105

Tin	Metallic Resources, Inc.	UNITED STATES	CID001142

Tin	Mineração Taboca S.A.	BRAZIL	CID001173

Tin	Minsur	PERU	CID001182

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337

Tin	PT Alam Lestari Kencana	INDONESIA	CID001393

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402

Tin	PT Bangka Kudai Tin	INDONESIA	CID001409

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416

Tin	PT Bangka Tin Industry	INDONESIA	CID001419

Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421

Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424

Tin	PT Bukit Timah	INDONESIA	CID001428

Tin	PT DS Jaya Abadi	INDONESIA	CID001434

Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438

Tin	PT Fang Di MulTindo	INDONESIA	CID001442

Tin	PT Karimun Mining	INDONESIA	CID001448

Tin	PT Mitra Stania Prima	INDONESIA	CID001453

Tin	PT Panca Mega Persada	INDONESIA	CID001457

Tin	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Refined Bangka Tin	INDONESIA	CID001460

Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463

Tin	PT Seirama Tin Investment	INDONESIA	CID001466

Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468

Tin	PT Sumber Jaya Indah	INDONESIA	CID001471

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486

Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490

Tin	PT Tommy Utama	INDONESIA	CID001493

Tin	Rui Da Hung	TAIWAN	CID001539

Tin	Soft Metais Ltda.	BRAZIL	CID001758

Tin	Thaisarco	THAILAND	CID001898

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908

Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158

Tin	Yunnan Tin Company Limited	CHINA	CID002180

Tin	CV Venus Inti Perkasa	INDONESIA	CID002455

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468

Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478

Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503

Tin	Phoenix Metal Ltd.	RWANDA	CID002507

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tin	PT Inti Stania Prima	INDONESIA	CID002530

Tin	CV Ayi Jaya	INDONESIA	CID002570

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574

Tin	CV Dua Sekawan	INDONESIA	CID002592

Tin	CV Tiga Sekawan	INDONESIA	CID002593

Tin	PT Cipta Persada Mulia	INDONESIA	CID002696

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703

Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706

Tin	Metallo-Chimique N.V.	BELGIUM	CID002773

Tin	Elmet S.L.U.	SPAIN	CID002774

Tin	PT Bangka Prima Tin	INDONESIA	CID002776

Tin	PT Sukses Inti Makmur	INDONESIA	CID002816

Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825

Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004

Tungsten	Kennametal Huntsville	UNITED STATES	CID000105

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875

Tungsten	Kennametal Fallon	UNITED STATES	CID000966

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531

Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536

Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538

Tungsten	H.C. Starck GmbH	GERMANY	CID002541

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579

Tungsten	Niagara Refining LLC	UNITED STATES	CID002589

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830

Tungsten	ACL Metais Eireli	BRAZIL	CID002833

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843

Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845